                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the DSC Communications Corporation 1993 Employee Stock Option and Securities Award Plan of our report dated January 23,1997, with respect to the consolidated financial statements of DSC Communications Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Serurities and Exchange Commission.


                                            ERNST & YOUNG LLP


Dallas, Texas
July 10, 1997